Exhibit 99.1
Owens Corning Reports Third-Quarter 2021 Results

Company Delivered Net Sales of $2.2 Billion;
Net Earnings of $260 Million and Adjusted EBIT of $400 Million

•Delivered adjusted EBIT margins of 18%, with all three businesses posting double digit EBIT margins for a fifth consecutive quarter

•Roofing produced $212 million of EBIT with 24% EBIT margins

•Insulation delivered $124 million of EBIT with 15% EBIT margins

•Composites reported $101 million of EBIT with 17% EBIT margins

•Generated operating cash flow of $466 million and free cash flow of $400 million

TOLEDO, Ohio – October 27, 2021 - Owens Corning (NYSE: OC) today reported consolidated net sales of $2.2 billion in third-quarter 2021, compared with $1.9 billion in third-quarter 2020, an increase of 16%.

Third-quarter 2021 net earnings attributable to Owens Corning were $260 million, or $2.50 per diluted share, compared with $206 million, or $1.88 per diluted share, in third-quarter 2020.

Third-quarter 2021 adjusted earnings were $262 million, or $2.52 per diluted share, compared with $193 million, or $1.76 per diluted share, during the same period one year ago. Third-quarter 2021 adjusted EBIT was $400 million, compared with $289 million in the same period in 2020. (See Use of Non-GAAP Measures, See Tables 2 and 3.)

“Building on the momentum of an outstanding first half, Owens Corning delivered a record third quarter driven by the exceptional execution of our global team to operate our facilities and service our customers while overcoming supply chain disruptions and higher inflation,” said Chair and Chief Executive Officer Brian Chambers. “As we focus on finishing the year strong, we continue to make strategic choices to enhance the earnings power of our company and position us for future growth.”

Return of Capital and Liquidity
•In September, Owens Corning announced that its Board of Directors declared a quarterly cash dividend of $0.26 per common share. The dividend will be payable on November 5 to shareholders of record as of October 22. In third-quarter 2021, the company repurchased 1.7 million shares of common stock for $160 million. Through September 30, 2021, the company returned $516 million to shareholders in share repurchases and dividends. As of the end of the quarter, 4.9 million shares were available for repurchase under the current authorization.

•Owens Corning maintains a strong balance sheet, access to liquidity, and a well-structured debt maturity profile. The company finished third-quarter 2021 with $2.0 billion of available liquidity, inclusive of $920 million in cash and cash equivalents.

“We are pleased with our continued strong cash flow performance. Through the first nine months of 2021, we generated $1.2 billion of operating cash flow and $925 million of free cash flow,” said Executive Vice President and Chief Financial Officer Ken Parks. “Our strong and consistent cash generation, combined with our solid investment-grade balance sheet, position us well to execute on our business strategies to grow our company, while remaining committed to returning at least 50% of free cash flow to shareholders over time.”

Other Highlights
•Owens Corning sustained a high level of safety performance in third-quarter 2021, with a recordable incident rate of 0.64, a 15% improvement over third-quarter 2020.

•The company has decided to explore strategic alternatives for one of its glass reinforcements product lines, thermoplastic dry-use chopped strands (DUCS), within the Composites business. The product line is primarily used in automotive and electronic applications and generates annual revenues of approximately $270 million. The evaluation will include consideration of divesting or repurposing these assets.

The decision to explore alternatives for thermoplastic DUCS is consistent with the company’s strategy to focus on products and applications where it can build market-leading positions.

•Owens Corning will host a virtual Investor Day on Wednesday, November 10, from 8:30 a.m. to approximately 12:30 p.m. ET. The company’s senior management team will discuss the evolution of the company’s performance with an emphasis on its enterprise strategy and financial targets. A live webcast of the event with slide presentations will be available at: https://event.on24.com/wcc/r/3465125/739DE94862EBEB217257D517E23D0EAE

2021 Outlook
•The key economic factors that impact the company’s businesses are residential repair and remodeling activity, U.S. housing starts, global commercial construction activity, and global industrial production.

•In the near term, the company expects the U.S. residential housing market and global commercial and industrial markets to remain strong. The company continues to closely monitor and manage inflation, supply chain disruptions, and the regional impacts of the COVID-19 pandemic on the business.

•General corporate expenses are estimated to be between $150 million and $155 million.

•Capital additions are expected to be approximately $460 million. Depreciation and amortization is estimated to be approximately $500 million.

•Interest expense is now estimated to be between $125 million and $130 million, compared with its previous estimate of $120 million to $130 million

•The company estimates an effective tax rate of 26% to 28%, and a cash tax rate of 18% to 20%, both on adjusted pre-tax earnings.

Third-Quarter 2021 Conference Call and Presentation
Wednesday, October 27, 2021
9 a.m. Eastern Time

All Callers
•Live dial-in telephone number: U.S. 1.888.317.6003; Canada 1.866.284.3684; and other international +1.412.317.6061.
•Entry number: 2531587 (Please dial in 10-15 minutes before conference call start time)
•Live webcast: https://services.choruscall.com/links/oc211027.html

Telephone and Webcast Replay
•Telephone replay will be available one hour after the end of the call through November 3, 2021. In the U.S., call 1.877.344.7529. In Canada, call 1.855.669.9658. In other international locations, call +1.412.317.0088.
•Conference replay number: 10160616.
•Webcast replay will be available for one year using the above link.

About Owens Corning
Owens Corning is a global building and industrial materials leader. The company’s three integrated businesses are dedicated to the manufacture and advancement of a broad range of insulation, roofing and fiberglass composite materials. Leveraging the talents of 19,000 employees in 33 countries, Owens Corning provides innovative products and sustainable solutions that address energy efficiency, product safety, renewable energy, durable infrastructure, and labor productivity. These solutions provide a material difference to the company’s customers and make the world a better place. Based in Toledo, Ohio, USA, the company posted 2020 sales of $7.1 billion. Founded in 1938, it has been a Fortune 500® company for 67 consecutive years. For more information, please visit www.owenscorning.com.

Use of Non-GAAP Measures
Owens Corning uses non-GAAP measures in its earnings press release that are intended to supplement investors’ understanding of the company’s financial information. These non-GAAP measures include EBIT, adjusted EBIT, adjusted earnings, adjusted diluted earnings per share attributable to Owens Corning common stockholders (“adjusted EPS”), adjusted pre-tax earnings, free cash flow and free cash flow conversion. When used to report historical financial information, reconciliations of these non-GAAP measures to the corresponding GAAP measures are included in the financial tables of this press release. Specifically, see Table 2 for EBIT and adjusted EBIT, Table 3 for adjusted earnings and adjusted EPS, and Table 8 for free cash flow.
For purposes of internal review of Owens Corning’s year-over-year operational performance, management excludes from net earnings attributable to Owens Corning certain items it believes are not representative of ongoing operations. The non-GAAP financial measures resulting from these adjustments (including adjusted EBIT, adjusted earnings, adjusted EPS and adjusted pre-tax earnings) are used internally by Owens Corning for various purposes, including reporting results of operations to the Board of Directors, analysis of performance, and related employee compensation measures. Management believes that these adjustments result in a measure that provides a useful representation of its operational performance; however, the adjusted measures should not be considered in isolation or as a substitute for net earnings attributable to Owens Corning as prepared in accordance with GAAP.
Free cash flow is a non-GAAP liquidity measure used by investors, financial analysts and management to help evaluate the company's ability to generate cash to pursue opportunities that enhance shareholder value. Free cash flow is not a measure of residual cash flow available for discretionary expenditures due to the company’s mandatory debt service requirements. As a conversion ratio, free cash flow is compared to adjusted earnings. Free cash flow and free cash flow conversion are used internally by the company for various purposes, including reporting results of operations to the Board of Directors of the company and analysis of performance.
Management believes that these measures provide a useful representation of our operational performance and liquidity; however, the measures should not be considered in isolation or as a substitute for net cash flow provided by operating activities or net earnings attributable to Owens Corning as prepared in accordance with GAAP.
When the company provides forward-looking expectations for non-GAAP measures, the most comparable GAAP measures and a reconciliation between the non-GAAP expectations and the corresponding GAAP measures are generally not available without unreasonable effort due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP measures in future periods. The variability in timing and amount of adjusting items could have significant and unpredictable effect on our future GAAP results.
Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to risks, uncertainties and other factors and actual results may differ materially from any results projected in the statements. These risks, uncertainties and other factors include, without limitation: the severity and duration of the current COVID-19 pandemic on our operations, customers and suppliers, as well as related actions taken by governmental authorities and other third parties in response, each of which is uncertain, rapidly changing and difficult to predict; levels of residential, commercial and industrial construction activity; levels of global industrial production; availability and cost of energy, transportation, raw materials or other inputs; issues related to acquisitions, divestitures, joint ventures or expansions; competitive and pricing factors; demand for our products; relationships with key customers; domestic and international economic and political conditions, including new legislation, policies or other governmental actions in the U.S. or elsewhere; industry and economic conditions that affect the market and operating conditions of our customers, suppliers or lenders; climate change, weather conditions and storm activity; uninsured losses, including those from natural disasters, pandemics, catastrophe, theft or sabotage; legal and regulatory proceedings, including litigation and environmental actions; changes to tariff, trade or investment policies or laws; research and development activities and intellectual property protection; issues involving implementation and protection of Information technology systems; achievement of expected synergies, cost reductions and/or productivity improvements; the level of fixed costs required to run our business; foreign exchange and commodity price fluctuations; our level of indebtedness; our liquidity and the availability and cost of credit; levels of goodwill or other indefinite-lived intangible assets; price volatility in certain wind energy markets in the U.S.; loss of key employees, labor disputes or shortages; defined benefit plan funding obligations; and factors detailed from time to time in the company’s Securities and Exchange Commission filings. The information in this news release speaks as of October 27, 2021, and is subject to change. The company does not undertake any duty to update or revise forward-looking statements except as required by federal securities laws. Any distribution of this news release after that date is not intended and should not be construed as updating or confirming such information.

Media Inquiries:	Investor Inquiries:
Todd Romain	Amber Wohlfarth
419.248.7826	419.248.5639

Owens Corning Company News / Owens Corning Investor Relations News

Table 1
Owens Corning and Subsidiaries
Consolidated Statements of Earnings (Loss)
(unaudited)
(in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
NET SALES	$2,213	$1,904	$6,367	$5,130
COST OF SALES	1,617	1,427	4,709	4,004
Gross margin	596	477	1,658	1,126
OPERATING EXPENSES
Marketing and administrative expenses	186	163	548	493
Science and technology expenses	21	20	63	59
Goodwill impairment charge	—	—	—	944
Other (income) expenses, net	(3)	2	(68)	40
Total operating expenses	204	185	543	1,536
OPERATING INCOME (LOSS)	392	292	1,115	(410)
Non-operating income	(2)	(4)	(8)	(11)
EARNINGS (LOSS) BEFORE INTEREST AND TAXES	394	296	1,123	(399)
Interest expense, net	31	35	97	98
Loss on extinguishment of debt	9	—	9	—
EARNINGS (LOSS) BEFORE TAXES	354	261	1,017	(497)
Income tax expense	94	56	250	119
Equity in net (loss) earnings of affiliates	(1)	1	—	1
NET EARNINGS (LOSS)	259	206	767	(615)
Net loss attributable to noncontrolling interests	(1)	—	(1)	—
NET EARNINGS (LOSS) ATTRIBUTABLE TO OWENS CORNING	$260	$206	$768	$(615)
EARNINGS (LOSS) PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
Basic	$2.52	$1.89	$7.36	$(5.66)
Diluted	$2.50	$1.88	$7.30	$(5.66)
WEIGHTED AVERAGE COMMON SHARES
Basic	103.1	108.8	104.4	108.7
Diluted	103.9	109.5	105.2	108.7

Table 2
Owens Corning and Subsidiaries
EBIT Reconciliation Schedules
(unaudited)

Adjusting income (expense) items to EBIT are shown in the table below (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Restructuring costs	$(20)	$—	$(22)	$(10)
Gain on sale of land in India	15	—	15	—
Gains on sale of certain precious metals	—	7	41	26
Goodwill impairment charge	—	—	—	(944)
Intangible assets impairment charge	—	—	—	(43)
Recognition of acquisition inventory fair value step-up	(1)	—	(1)	—
Total adjusting items	$(6)	$7	$33	$(971)

The reconciliation from Net earnings (loss) attributable to Owens Corning to EBIT and to Adjusted EBIT is shown in the table below (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
NET EARNINGS (LOSS) ATTRIBUTABLE TO OWENS CORNING	$260	$206	$768	$(615)
Net loss attributable to noncontrolling interests	(1)	—	(1)	—
NET EARNINGS (LOSS)	259	206	767	(615)
Equity in net (loss) earnings of affiliates	(1)	1	—	1
Income tax expense	94	56	250	119
EARNINGS (LOSS) BEFORE TAXES	354	261	1,017	(497)
Interest expense, net	31	35	97	98
Loss on extinguishment of debt	9	—	9	—
EARNINGS (LOSS) BEFORE INTEREST AND TAXES	394	296	1,123	(399)
Adjusting items from above	(6)	7	33	(971)
ADJUSTED EBIT	$400	$289	$1,090	$572

Table 3
Owens Corning and Subsidiaries
EPS Reconciliation Schedules
(unaudited)
(in millions, except per share data)
A reconciliation from Net earnings (loss) attributable to Owens Corning to adjusted earnings and a reconciliation from diluted earnings (loss) per share to adjusted diluted earnings per share are shown in the tables below:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
RECONCILIATION TO ADJUSTED EARNINGS
NET EARNINGS (LOSS) ATTRIBUTABLE TO OWENS CORNING	$260	$206	$768	$(615)
Adjustment to remove adjusting items (a)	6	(7)	(33)	971
Adjustment to remove tax (benefit)/expense on adjusting items (b)	(2)	3	7	(13)
Adjustment to remove significant tax items (c)	—	(19)	—	(1)
Adjustment to tax expense to reflect pro forma tax rate (d)	(2)	10	(23)	17
ADJUSTED EARNINGS	$262	$193	$719	$359

RECONCILIATION TO ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
DILUTED EARNINGS (LOSS) PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$2.50	$1.88	$7.30	$(5.66)
Adjustment to remove adjusting items (a)	0.06	(0.06)	(0.31)	8.93
Adjustment to remove tax (benefit)/expense on adjusting items (b)	(0.02)	0.03	0.07	(0.12)
Adjustment to remove significant tax items (c)	—	(0.17)	—	(0.01)
Adjustment to tax expense to reflect pro forma tax rate (d)	(0.02)	0.08	(0.23)	0.16
ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$2.52	$1.76	$6.83	$3.30

RECONCILIATION TO DILUTED SHARES OUTSTANDING
Weighted-average number of shares outstanding used for basic earnings per share	103.1	108.8	104.4	108.7
Non-vested restricted and performance shares	0.7	0.6	0.7	—
Options to purchase common stock	0.1	0.1	0.1	—
Weighted-average number of shares outstanding and common equivalent shares used for diluted earnings (loss) per share	103.9	109.5	105.2	108.7

(a)	Please refer to Table 2 "EBIT Reconciliation Schedules" for additional information on adjusting items.
(b)	The tax impact of adjusting items is based on our expected tax accounting treatment and rate for the jurisdiction of each adjusting item.
(c)	There were no significant tax items in the first nine months of 2021. For comparability, significant tax items in 2020 include the impact of a change in valuation allowances recorded against certain deferred tax assets and change in estimate related to finalized regulations on global intangible low-taxed income (GILTI), part of the U.S. Tax Cuts and Jobs Act of 2017.

(d)	To compute adjusted earnings, we apply a full year pro forma effective tax rate to each quarter presented. For 2021, we have used a full year pro forma effective tax rate of 27%, which is the mid-point of our 2021 effective tax rate guidance of 26% to 28%, excluding the adjusting items referenced in (a), (b) and (c). For comparability, in 2020, we have used an effective tax rate of 24%, which was our 2020 effective tax rate, excluding the adjusting items referenced in (a), (b) and (c).

Table 4
Owens Corning and Subsidiaries
Consolidated Balance Sheets
(unaudited)
(in millions, except per share data)

ASSETS	September 30, 2021	December 31, 2020
CURRENT ASSETS
Cash and cash equivalents	$920	$717
Receivables, less allowance of $9 and $10 at September 30, 2021 and December 31, 2020, respectively	1,141	919
Inventories	949	855
Other current assets	133	115
Total current assets	3,143	2,606
Property, plant and equipment, net	3,767	3,809
Operating lease right-of-use assets	145	154
Goodwill	995	989
Intangible assets	1,629	1,667
Deferred income taxes	39	28
Other non-current assets	263	228
TOTAL ASSETS	$9,981	$9,481
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Current operating lease liabilities	$52	$55
Other current liabilities	1,634	1,385
Total current liabilities	1,686	1,440
Long-term debt, net of current portion	2,958	3,126
Pension plan liability	109	159
Other employee benefits liability	167	171
Non-current operating lease liabilities	93	99
Deferred income taxes	397	332
Other liabilities	322	213
OWENS CORNING STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.01 per share (a)	—	—
Common stock, par value $0.01 per share (b)	1	1
Additional paid in capital	4,076	4,059
Accumulated earnings	2,515	1,829
Accumulated other comprehensive deficit	(583)	(588)
Cost of common stock in treasury (c)	(1,799)	(1,400)
Total Owens Corning stockholders’ equity	4,210	3,901
Noncontrolling interests	39	40
Total equity	4,249	3,941
TOTAL LIABILITIES AND EQUITY	$9,981	$9,481

(a)10 shares authorized; none issued or outstanding at September 30, 2021, and December 31, 2020
(b)400 shares authorized; 135.5 issued and 101.6 outstanding at September 30, 2021; 135.5 issued and 105.6 outstanding at December 31, 2020
(c)33.9 shares at September 30, 2021, and 29.9 shares at December 31, 2020

Table 5
Owens Corning and Subsidiaries
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Nine Months Ended September 30,
	2021	2020
NET CASH FLOW PROVIDED BY OPERATING ACTIVITIES
Net earnings (loss)	$767	$(615)
Adjustments to reconcile net earnings (loss) to cash provided by operating activities:
Depreciation and amortization	370	352
Deferred income taxes	54	95
Provision for pension and other employee benefits liabilities	2	(2)
Stock-based compensation expense	36	31
Goodwill impairment charge	—	944
Intangible assets impairment charge	—	43
Other adjustments to reconcile net earnings (loss) to cash provided by operating activities	(27)	(41)
Loss on extinguishment of debt	9	—
Changes in operating assets and liabilities	(26)	(53)
Pension fund contribution	(5)	(20)
Payments for other employee benefits liabilities	(9)	(10)
Other	(3)	(7)
Net cash flow provided by operating activities	1,168	717
NET CASH FLOW USED FOR INVESTING ACTIVITIES
Cash paid for property, plant, and equipment	(243)	(203)
Proceeds from the sale of assets or affiliates	70	50
Investment in subsidiaries and affiliates, net of cash acquired	(42)	—
Derivative settlements	(23)	49
Other	(4)	—
Net cash flow used for investing activities	(242)	(104)
NET CASH FLOW USED FOR FINANCING ACTIVITIES
Proceeds from long-term debt	—	297
Payments on long-term debt	(193)	—
Proceeds from senior revolving credit and receivables securitization facilities	—	876
Payments on senior revolving credit and receivables securitization facilities	—	(876)
Payments on term loan borrowing	—	(200)
Net increase (decrease) in short-term debt	1	(20)
Dividends paid	(81)	(78)
Purchases of treasury stock	(435)	(96)
Other	(8)	(9)
Net cash flow used for financing activities	(716)	(106)
Effect of exchange rate changes on cash	(7)	(32)
Net increase in cash, cash equivalents, and restricted cash	203	475
Cash, cash equivalents and restricted cash at beginning of period	724	179
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$927	$654

Table 6
Owens Corning and Subsidiaries
Segment Information
(unaudited)

Composites
The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Composites segment (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net sales	$591	$521	$1,733	$1,413
% change from prior year	13%	-2%	23%	-11%
EBIT	$101	$55	$278	$105
EBIT as a % of net sales	17%	11%	16%	7%
Depreciation and amortization expense	$42	$40	$119	$117

Insulation
The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Insulation segment (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net sales	$815	$681	$2,321	$1,879
% change from prior year	20%	-2%	24%	-3%
EBIT	$124	$73	$318	$144
EBIT as a % of net sales	15%	11%	14%	8%
Depreciation and amortization expense	$52	$51	$156	$149

Roofing
The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Roofing segment (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net sales	$869	$761	$2,497	$1,993
% change from prior year	14%	7%	25%	-5%
EBIT	$212	$196	$602	$408
EBIT as a % of net sales	24%	26%	24%	20%
Depreciation and amortization expense	$15	$15	$44	$44

Table 7
Owens Corning and Subsidiaries
Corporate, Other and Eliminations
(unaudited)
Corporate, Other and Eliminations
The table below provides a summary of EBIT and depreciation and amortization expense for the Corporate, Other and Eliminations category (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Restructuring costs	$(20)	$—	$(22)	$(10)
Gain on sale of land in India	15	—	15	—
Gains on sale of certain precious metals	—	7	41	26
Goodwill impairment charge	—	—	—	(944)
Intangible assets impairment charge	—	—	—	(43)
Recognition of acquisition inventory fair value step-up	(1)	—	(1)	—
General corporate expense and other	(37)	(35)	(108)	(85)
EBIT	$(43)	$(28)	$(75)	$(1,056)
Depreciation and amortization	$20	$14	$51	$42

Table 8
Owens Corning and Subsidiaries
Free Cash Flow Reconciliation Schedule
(unaudited)

The reconciliation from net cash flow provided by operating activities to free cash flow is shown in the table below (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
NET CASH FLOW PROVIDED BY OPERATING ACTIVITIES	$466	$488	$1,168	$717
Less: Cash paid for property, plant and equipment	(66)	(63)	(243)	(203)
FREE CASH FLOW	$400	$425	$925	$514